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                                                             Exhibit 10.73

                                 MANAGEMENT AGREEMENT

    THIS AGREEMENT by and between Grand Summit Hotel Condominium Unit Owners' Association, Inc., a New Hampshire not for profit corporation located at Route 30, Bartlett, New Hampshire (the "Association"), and L.B.O. Holding, Inc., a Maine corporation with a mailing address of P.O. Box 450, Bethel, Maine 04217 (hereinafter referred to as "Manager").

                                W I T N E S S E T H :

    WHEREAS, the Association desires to have Manager act as Manager of Grand Summit Hotel and Crown Club at Attitash/Bear Peak, a Condominium on the terms and conditions hereinafter set forth,

    NOW THEREFORE, the parties hereby agree as follows:

ARTICLE ONE
Definitions

    Terms as used in this Agreement shall be defined as follows, unless the context clearly indicates a different meaning:

"Condominium" shall mean the Grand Summit Hotel and Crown Club at Attitash/Bear Peak, a Condominium created by the Declaration.

"Owner" shall mean any person or legal entity who is the owner of any Unit in the Condominium.

"Common Elements" shall mean the Common Elements as defined in the Declaration.

"Declaration" shall mean the Declaration of the Grand Summit Hotel and Crown Club at Attitash/Bear Peak, a Condominium duly recorded in the Carroll County Registry of Deeds as amended.

"Bylaws" shall mean the Bylaws of the Association.

"Board" shall mean the Board of Directors of the Association.

"Property" shall mean the Property as more particularly defined in the Declaration.

"Common Charges" shall mean all assessments payable by Unit Owners as more particularly defined in the Declaration.

"Common Expenses" shall mean the expenses of administration, reserves, operation and other expenses provided in the Declaration and Bylaws of the Condominium.


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"Units" for purposes of this Agreement, shall mean all residential and commercial units in the Condominium.

"Checking Account" shall mean the operating account established by the Association and under the control of the Manager.

"Management Fee" shall be as defined in Section 3.4 of this Agreement.

"Reserve Account" shall mean the separate account under the control of the Association established and separately funded by the Association for the repair, replacement and restoration of the Common Elements.

ARTICLE TWO
Manager's Responsibilities

    2.1  Management & Operation of the Condominium

    As agent for the Owners, Manager shall carry out the following duties in order to generally manage the Units and the Common Elements and administer the Association based on standards and policies established by the Board.

    A. Arrange and supervise all repairs and replacements, maintenance, cleaning and decorating of the Common Elements to assure their proper use, operation and appearance in accordance with the By-Laws of the Association;

    B. Provide general administrative services including the following: general accounting and record keeping, preparation of financial statements, insurance supervision and administration, preparation of payroll and related records, and general administrative services;

    C. Collect and deposit into the Checking Account all payments which shall become due and owing to the Association as a result of Common Charges or otherwise and, at the direction of the Board, make payments into the Reserve Account, out of funds available from the Checking Account; in the event that any portion of Common Charges collected by the Manager is allocable to payment of real estate taxes, the Manager shall segregate such funds in a separate, interest bearing escrow account, and the funds shall be used solely for the purpose of payment of real estate taxes;

    D. Maintain accounting records of all receipts and expenditures and furnish the Board with an annual statement of the operations;

    E.   Prepare a proposed annual budget for the operation of the Association;

    F. Upon the instruction of the Board, obtain such insurance coverage as called for in the Bylaws and as the Board shall deem necessary;

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    G.   Investigate, hire, pay all personnel related costs (such as by way of example, benefits, unemployment charges, social security, workers' compensation insurance and payroll taxes), supervise and discharge when necessary all personnel required to manage the Association. Manager shall be reimbursed for all costs of such personnel and personnel related costs; including their base compensation and the cost of all forms of employee benefits;

    H. Obtain surety and fidelity bonds or appropriate insurance if required by the Board for persons handling the Association funds;

    I. Negotiate and enter into on behalf of the Association such service and maintenance contracts as may be required in the ordinary course of business including, without limitation, contracts for grounds maintenance, electricity, gas, water, snowplowing, telephone cleaning, decorating, extermination, equipment maintenance, and other services reasonably necessary to the operation of the Association;

    J. Assist in with the preparation for meetings of Owners, including the preparation and delivery of notices of meetings, preparation of proxy forms, preparation of the agenda and the conduct of the meetings;

    K. Take action as requested by the Board to recover assessments or other sums that may be owing to the Association, and when expedient, settle, compromise and release such actions or suits;

    M. Take other actions which are in Manager's opinion reasonably necessary for the proper, efficient and economical management and operation of the Association and implement such operating procedures, controls and regulations, as Manager, in its reasonable judgment, deems to be in the best interests of the parties hereto or to the successful management of the Association. The duties and responsibilities set forth in the Agreement shall not serve to limit such rights.

    Special services rendered by Manager at the request of any Owner or his family, employees, tenants, or guests which are not covered by the Association shall be charged directly to and paid by such Owner or his family, employees, tenants, or guests.


ARTICLE THREE
Terms of Employment

    3.1 Agreement. The Association hereby retains Manager as the Association's agent and manager and Manager hereby agrees to manage the Condominium in accordance with this Agreement.

    3.2 Term. The term of this Agreement shall commence on February 1, 1997 and terminate on April 30, 1998, which term may be extended by Manager, at its sole option, for Two (2) additional terms of one (1) year each upon ninety (90) days prior notice by Manager

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to the Board, subject to such increases in the Maangement Fee provided under
Section 3.4. Notwithstanding the foregoing, the parties acknowledge that this Agreement may be terminated by majority vote of the Owners upon the first to occur of the third anniversary of the recording of the Declaration of Condominium or the sale of Units to which 75% of the undivided interests in the common area appertain.

    3.3 Actual Cost; Reimbursement. The term "Actual Cost" shall mean the total cost to Manager of operating the Condominium, including: all labor, all associated payroll costs and personnel related costs, the cost of all supplies, the cost of outside services, the cost of utilities, costs and equipment rental incurred for the landscaping, snowplowing, repair, decoration or cleaning of the Property, legal, accounting and other similar professional expense, and overhead costs allocated to the management of this Association, (such as by way of example manager's office costs, equipment and vehicle costs) and all other third party costs and expenses fairly attributable to the maintenance and operation of the Association, as defined in the Bylaws. The intent of the parties is that all costs, charges, and expenses of every kind and description fairly attributable to the operation, management or maintenance of the Associations shall be charged to and paid by the Association from the Checking Account.

    Manager shall be entitled to reimburse itself for its Actual Costs as defined above and to collect its Management Fee from the Checking Account.

    The Board shall be responsible for the creation and funding of the Reserve Account.

    3.4 Management Fee. The Association shall pay Manager a Management Fee equal to 10% of the budgeted total cost to the Manager of operating the Condominium. The Management Fee to be paid to Manager shall be included in the annual budget and assessed as part of the Common Charges. The Management Fee shall be paid by paying the Manager one-twelfth of the Management Fee set forth in the annual budget on the first day of each month. It is the understanding of the parties that the figure set forth in the annual budget as the Management Fee is the fixed fee for the year. If the actual costs of operating the Condominium exceed the annual budget, or are less than the annual budget, so that the Management fee paid by the Association is either more or less than 10% of the actual costs of operating the Condominium for the prior year, there shall be no adjustment made to the Management Fee for the prior year.

    3.5 Disputes. The Board shall have thirty (30) days from the rendition of a statement by Manager for both the Management Fee or of the Actual Cost within which to protest the nature, amount or method by which such amount was determined. If the matter cannot be resolved by the parties within thirty (30) days thereafter, it shall be rendered to an independent public accountant for decision, which decision shall be binding on both parties.

    3.6 Interest. Manager shall be entitled to payment of simple interest at the base rate of annual interest as charged by Fleet Bank, at the time such interest becomes payable plus two percent (2%) in any and all sums advanced by Manager on behalf of the Association. Nothing provided herein, however, shall obligate Manager to make any such

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advances but Manager may do so as and to the extent (i) that there are insufficient funds in the Checking Account and (ii) that Manager determines, in its sole discretion, that to do so would be in the best interests of the Association.


ARTICLE FOUR
Cancellation

    4.1 By the Board. Except as to the accrued liabilities of either party, the Board shall have the right upon thirty (30) days advance written notice to Manager to cancel this Agreement upon the happening of any of the following events: (A) if Manager shall fail to keep, observe, or perform any material covenant, agreement, term or provision of this agreement to be kept, observed, or performed by Manager and such default shall not be cured within a period of ninety (90) days after written notice thereof by the Board to Manager; or (B) Manager shall apply for or consent to the appointment of a receiver, trustee, or liquidator of Manager or of all or a substantial part of its assets or file a voluntary petition in bankruptcy.

    In addition upon the termination of the Declarant Control Period as defined in the Maine Condominium Act, the Board may terminate this agreement at any time upon 90 days written notice to Manager with the consent of the requisite percentage of Eligible Mortgage Holders as required by the Declaration and the terms of mortgages on individual Condominium Units.

    4.2 By Manager. Except as to accrued liabilities of either party hereto, Manager shall have the right upon thirty (30) days advance written notice to the Board to cancel this Agreement upon the happening of any of the following events of default: (A) if the Board shall fail to keep, observe, or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed, or performed by the Board, and such default shall continue for a period of ninety (90) days after written notice thereof by Manager to the Board; or (B) if all or a portion of the Common Elements shall be damaged or destroyed by fire or other casualty, and if the Board gives Manager written notice within ninety (90) days that it does not intend to repair, restore, rebuild or replace any such damage or destruction after such fire or other casualty.

    4.3 Grace Period. If the defaulting party shall cure any default under Paragraph 4.1 or 4.2 within the notice period, then such notice shall be of no further force and effect. In event of any default which is not susceptible of being cured with diligence within the notice period, if the defaulting party shall proceed promptly and with due diligence to cure the same, then, notwithstanding the giving of any such notice of default, the time within which to cure such default shall be extended for such period as may be necessary to cure the same with all due diligence.


ARTICLE FIVE
Miscellaneous Provisions

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    5.1  Consent.  The Manager will designate a representative to act as the liaison with the Association's Board of Directors in determining the duties of Manager and in giving all consents or instructions on behalf of the Association:
Manager shall not be required to recognize instructions from any source other than the Board of Directors acting as a whole.

    5.2 Insurance. In fulfilling its duties hereunder the Board agrees to save Manager harmless from liability or injury suffered by Manager or its employees or other agents except in cases of willful misconduct or gross negligence or actions taken in violation of this Agreement after written notice of default. The Association shall name Manager in its capacity as agent for the Association as a co-insured party under its public liability in the same manner and to the same extent as Owners. Manager also shall not be liable for any error of judgment or for any mistake of fact of law, or for anything which it may do or refrain from doing hereinafter in good faith or in response to instructions from the Association, its officers and directors. Manager may act as manager hereunder and manage the rental of units owned by affiliates of Manager or others without being charged with self-dealing or breach of obligation, fiduciary or otherwise.

    5.3 Modifications. This Agreement cannot be changed or modified, except by another agreement in writing signed by all parties hereto or by their respective successors in interest.

    5.5 Headings. The Article and paragraph headings contained herein are for convenience of reference only and are not intended to defined, limit or describe the scope or intent of any provisions of this Agreement.

    5.6 Governing Law. This Agreement shall be governed by the laws of the State of New Hampshire.

    5.7 Successors and Assigns; Construction. This Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns. Wheresoever applicable the singular number shall include the plural, the plural the singular, and the use of any gender shall be deemed applicable to all genders.

    5.8 Liability of the Board of Trustees. This Agreement is executed by the Board as agent of the Owners on behalf of the Association. Each Owner's liability hereunder shall be limited to such proportion of the total liability hereunder as his interest in the Common Elements bears to the interest of all Owners in the Common Elements. Otherwise the members of the Board shall have no personal liability hereunder.

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers and their seals affixed hereto on this 7th day of August, 1997.


                                  GRAND SUMMIT HOTEL UNIT OWNERS' ASSOCIATION,
                                  INC.


  /s/  Donna C. Fresco            by:   /s/  Illegible
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Witness                           its    Vice President
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                                  MANAGER
                                  L.B.O. HOLDING, INC.


  /s/  Donna C. Fresco            by:    /s/  Philip T. Gravink
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Witness                           its     MD COO
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